AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1995
                                               REGISTRATION NO. 33-



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549


                                 FORM S-3

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES  ACT OF 1933


                        SOFTKEY INTERNATIONAL INC.
          (Exact name of Registrant as specified in its charter)
           DELAWARE                               94-2562108
  (State or other Jurisdiction                  (I.R.S. Employer
 of Incorporation or Organization)              Identification No.)

                           ONE ATHENAEUM STREET
                      CAMBRIDGE, MASSACHUSETTS  02142
                              (617) 494-1200
(Address, including zip code, and telephone number, including area code, of
                 Registrant's principal executive offices)

                             MICHAEL J. PERIK
             CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        SOFTKEY INTERNATIONAL INC.
                           ONE ATHENAEUM STREET
                      CAMBRIDGE, MASSACHUSETTS  02142
                            (617) 494-1200
         (Name, address, including zip code, and telephone number, including area code, of agent for service)


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ( )

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: (X)

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ( )

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ( )


                      CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________
                    Amount       Proposed     Proposed
  Title of          to be        Maximum      Maximum        Amount of
  Securities       Registered    Offering     Aggregate     Registration
to be Registered   (1)           Price Per    Offering          Fee
                                 Share (1)    Price (1)
_____________________________________________________________________________
Common Stock, par
 value $.01 per    1,440,163     $45.44     $65,441,006.72    $22,565.86
   share
_____________________________________________________________________________

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the Registrant's Common Stock reported on the Nasdaq National Market on September 27, 1995.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

_____________________________________________________________________________
[sidebar]
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
_____________________________________________________________________________


               SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 1995

                              1,440,163 SHARES

                                    [LOGO]

                                 COMMON STOCK

          This Prospectus relates to 1,440,163 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of SoftKey International Inc. ("SoftKey" or the "Company"). The Shares may be offered by certain stockholders of the Company (the "Selling Stockholders") from time to time in transactions on the Nasdaq National Market, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders, and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on their resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act. See "The Selling Stockholders" and "Plan of Distribution."

          None of the proceeds from the sale of the Shares by the Selling Stockholders will be received by the Company. The Company has agreed to bear certain expenses (other than selling commissions) in connection with the registration of the Shares.

          The Common Stock of the Company is quoted on the Nasdaq
     National Market under the symbol "SKEY." On September 27, 1995, the per share closing price of the Common Stock as reported on the Nasdaq National Market was $44.75.

          SEE "RISK FACTORS" ON PAGE 3 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION PASSED UPON THE ACCURACY OR AD-
                EQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is              , 1995



     AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, material filed by the Company can be inspected at the offices of The Nasdaq Stock Market, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

          The Company has filed with the Commission a Registration Statement on Form S-3 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act with respect to the securities to be offered and sold by means of this Prospectus. This Prospectus omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. For further information regarding the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549 and copies of which may be obtained from the Commission at prescribed rates. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

     DOCUMENTS INCORPORATED BY REFERENCE

          The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1994, the Current Report on Form 8-K of the Company dated February 10, 1995, the Company's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 1995, the Current Report on Form 8-K of the Company dated June 12, 1995, the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 1995, the Current Report on Form 8-K of the Company dated August 3, 1995, the Current Report on Form 8-K of the Company dated September 6, 1995 and the description of the Common Stock contained in the Company's registration statement filed pursuant to
     Section 12(g) of the Exchange Act, including any amendment or reports filed for the purpose of updating such description filed by the Company, all of which are on file with the Commission, are incorporated in this Prospectus by reference and made a part hereof.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares hereunder shall be deemed to be incorporated herein by reference and shall be a part hereof from the date of the filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

          The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of the documents incorporated by reference herein, other than exhibits to such documents not specifically incorporated by reference. Such requests should be directed to SoftKey International Inc., One Athenaeum Street, Cambridge, Massachusetts 02142, Attention:
     Secretary (telephone:  (617) 494-1200).


                                 THE COMPANY

          SoftKey is a leading developer and publisher of value-priced, high-quality, consumer software for personal computers ("PCs"), primarily produced on CD-ROM. The Company currently offers over 300 software titles in consumer-oriented categories, including lifestyle, edutainment, productivity, entertainment and education. The Company's products include titles such as: Calendar Creator, Sports Illustrated Swimsuit Calendar, Time Almanac, BodyWorks 4.0, The American Heritage Talking Dictionary, PC Paintbrush and Key 3D Design Center.

          The Company was created through a combination of three corporations. On February 4, 1994, the Company (which was then known as WordStar International Incorporated ("WordStar")) completed a three-way business combination transaction with SoftKey Software Products Inc. and Spinnaker Software Corporation
     ("Spinnaker"). Effective February 4, 1994, the Company changed its name to SoftKey International Inc.

          SoftKey's strategy is to develop, license and acquire a broad range of quality software products with significant unit-volume potential at the lowest possible cost and to continuously introduce these new products through a wide variety of established and emerging distribution channels worldwide, including retail channels, direct mail and original equipment manufacturers ("OEMs"). Other key elements of this strategy include focusing on high growth consumer software, broadly distributing to the consumer market at various price points, building strong relationships with retail channels, acquiring complementary products, technologies and businesses and enhancing brand awareness and loyalty.

          SoftKey develops and publishes products through internal development and licensing agreements with outside developers. The Company's internal product development efforts are designed to result in efficient and timely product introductions by focusing on "core code" development. Where possible, the Company specifies, develops and manages (or purchases) one base of source code from which many products are created. The Company supplements its development efforts through product acquisitions and royalty-bearing licenses.

          The Company recently acquired three privately held consumer software companies. On July 21, 1995, the Company acquired all of the aggregate share capital of tewi Verlag GmbH, a German limited liability company ("tewi") and publisher and distributor of CD-ROM software and computer-related books. In and in connection with the acquisition, the Company issued an aggregate of 99,045 shares of Common Stock to a former shareholder of tewi (the "tewi Selling Stockholder") and may issue additional shares of Common Stock to the tewi Selling Stockholder pursuant to an Earn-Out Agreement.
     The Company also paid cash consideration of $1,454,600 to the tewi Selling Stockholder and $11,564,070 to another former shareholder of tewi. This transaction will be accounted for by the Company using the purchase method of accounting.

          On August 31, 1995, the Company acquired all of the issued and outstanding capital stock of Future Vision Holding, Inc., a multimedia software company ("Future Vision"). In and in connection with the acquisition, the Company issued an aggregate of 1,088,049 shares of Common Stock to the owners of all the outstanding capital stock of Future Vision and 46,934 shares of Common Stock to certain creditors of Future Vision (collectively, the "Future Vision Selling Stockholders").

          On August 31, 1995, the Company also acquired Ancier Technologies, Inc., a software development company ("Ancier"). In the acquisition, the Company issued an aggregate of 102,000 shares of Common Stock to the owner of all the outstanding capital stock of Ancier (the "Ancier Selling Stockholder"). Both the Future Vision and Ancier acquisitions will be accounted for by the Company using the pooling-of-interests method of accounting.

                                 RISK FACTORS

          Prospective purchasers of shares of Common Stock offered hereby should carefully consider the following risk factors, in addition to other information contained or incorporated by reference in this Prospectus.

     INTENSE COMPETITIVE ENVIRONMENT

          The PC consumer software industry is intensely competitive and is characterized by rapid changes in technology and customer requirements. The changing nature of the consumer software industry and rapidly changing demand for products make it difficult to predict the future success of the Company in the business of producing packaged software products for the retail market. The Company competes for retail shelf space and general consumer awareness with a number of companies that market software products. The Company encounters competition from both established companies, including the largest companies in the industry, and new companies that may develop comparable products. A number of the Company's competitors and potential competitors possess significantly greater capital, marketing resources and brand recognition than the Company. Rapid changes in technology, product obsolescence and advances in computer software and hardware require the Company to develop or acquire new products and to enhance its existing products on a timely basis.

          Many large companies with sophisticated product marketing and technical abilities and financial resources that do not presently compete with the Company may enter the PC software market. Such companies could rapidly become significant additional competitors of the Company. To the extent that competitors achieve either a performance, price or distribution advantage, the Company could be adversely affected.

          Microsoft Corporation is the dominant supplier of computer operating systems and frequently coordinates its operating system marketing efforts with those for its applications software. Competition in Microsoft's Windows application segment from major software publishers is intensifying, and the "competitive upgrade" price discounting among the major firms is eroding the traditional pricing structures that had previously existed in the software industry. Competitive pressures have resulted in price reductions throughout the industry with the result that industry wide operating margins may be adversely affected.

          There is no assurance that the Company will have the resources required to respond to market or technological changes or to compete successfully in the future.

     INTENSE COMPETITION FOR DISTRIBUTION CHANNELS

          The Company competes with other companies for access to retail shelf space and inclusion in OEM sales programs. Competition in this aspect of the industry is intense, and the type and number of channels is increasing to include non-traditional software retailers such as book, music, video, magazine, toy, gift, convenience, drug and grocery store chains.

          The traditional channels of distribution in the software industry have experienced increasing concentration during the past several years, in particular with respect to PC chain stores and software distributors. With the increasing concentration in the traditional channels of distribution, the Company's customers have increased strength in negotiating favorable terms of sale, including price discounts and product return policies. There can be no assurance that the Company will be able to continue to have access to sufficient retail marketing distribution channels or obtain adequate distribution for all of its products in the future. Accordingly, such concentration may have an adverse effect in the future on the profitability of the Company's operations.

          Regardless of the retail strategy chosen by the Company, the retail channels of distribution available for products will be subject to rapid changes as retailers and distributors enter and exit the software market segments or alter their product inventory preferences. In addition, other types of retail outlets and methods of product distribution may become important in the future. These new methods may also include delivery of software using on-line services or the Internet. It is critical to the success of the Company that as these changes occur it maintain access to those channels of distribution offering software in its market segments.

     NEW PRODUCTS AND RAPID TECHNOLOGICAL CHANGE

          Software companies must continue to develop or acquire new products or upgrade existing products on a timely basis to sustain revenues and profitable operations. One factor contributing to the short life span of PC software has been rapid technological change. Software companies must continue to create or acquire innovative new products reflecting technological changes in hardware and software and translate current products into newly accepted hardware and software formats, in order to gain and maintain a viable market for their products. PC hardware, in particular, is steadily advancing in power and function, expanding the market for increasingly complex and flexible software products. This has also resulted in longer periods necessary for research and development of new products and a greater degree of unpredictability in the time necessary to develop products. Furthermore, the rapid changes in the market and the increasing number of new products available to consumers have increased the degree of consumer acceptance risk with respect to any specific title that the Company may publish.
     It is expected that this trend will continue and may become more pronounced in the future.

          The Company has in the past focused primarily on the productivity, lifestyle and edutainment product categories. These product categories have a lower development cost and are not considered as "hit" driven as the high-end, 16-bit and 32-bit entertainment and games software category (including the Sega, Nintendo and 3DO platforms) and the high-end, PC-based CD-ROM game category. Additionally, the high-end entertainment and games category requires higher development and marketing costs and a higher cost of goods sold than the Company's traditional software business, is dominated by a number of very large competitors and is subject to rapid change in consumer preference. Should the Company substantially increase its presence in the high-end entertainment and games industry segment, it will experience these additional risks and competitive pressures.

          The Company's rights to license many of its software products are non-exclusive and, generally, of limited duration, and there is no assurance the Company will be able to continue to obtain new products from developers or to maintain or expand its market share in the event that a competitor offers the same or similar software products. If the Company is unable to develop or acquire new products in a timely manner as revenues decrease from products reaching the end of their natural life cycle, the Company's results of operations will be adversely affected.

     SIGNIFICANT PRICE REDUCTIONS IN PERSONAL COMPUTER SOFTWARE

          Recently, several major publishers of PC software have significantly reduced the prices of their products with the goal of gaining greater market share, to the extent that at least one company (which is not a competitor of SoftKey) distributed its product at no cost (except what it represented as shipping and handling charges) in order to gain market share upon its entrance into a new market. The retail prices of many of the Company's products and those of its predecessors have declined, and the Company has introduced new lines of lower-priced software products. There can be no assurance that such price reductions or new product lines will result in an increase in unit sales volume or that prices will not continue to decline in the future. Such a decline would lead to a decrease in the revenues from, and gross margin on, sales of such products in the future and could result in lower cash flow or operating margins.

     RISK OF INTERNATIONAL OPERATIONS

          The Company derived approximately 10% of its revenues in the year ended December 31, 1994 from sales occurring outside North America. These revenues are subject to the risks normally associated with international operations, including currency conversion risks, limitations (including taxes) on the repatriation of earnings, slower and more difficult accounts receivable collection, greater difficulty and expense in administering business abroad, complications in complying with foreign laws and the necessity of obtaining requisite export licenses, which on occasion may be delayed or difficult to obtain. In addition, while U.S. copyright law, international conventions and international treaties may provide meaningful protection against unauthorized duplication of software, the laws of foreign jurisdictions may not protect the Company's proprietary rights to the same extent as the laws of the United States. Software piracy has been, and can be expected to be, a persistent problem for participants in the "shrinkwrap" software industry, including the Company. These problems are particularly acute in certain international markets such as South America, the Middle East, the Pacific Rim and the Far East.

     DEPENDENCE ON MAJOR SUPPLIER

          All duplication, assembly and fulfillment, with certain exceptions (including CD-ROMs and products reproduced by OEMs), for all of the Company's U.S. products are provided by one supplier, Stream International Inc. (formerly known as the Global Software Services business unit of R.R. Donnelley & Sons Company) ("Stream"), at facilities in Crawfordsville, Indiana. Any interruption in Stream's manufacturing, assembly and fulfillment services could have a material adverse impact on the Company's business. The Company's agreement with Stream expires in April 1997, and there can be no assurance that such agreement will be renewed or that the terms of any renewal will be the same as those currently in effect. Although the Company believes that suitable alternative suppliers exist, there can be no assurance that any termination or modification of the agreement with Stream would not result in a short-term business interruption for the Company.

     MANAGEMENT OF GROWTH

          The Company is currently experiencing a period of rapid growth that could place a strain on the Company's financial, management and other resources in the future. The Company's ability to continue to manage its growth effectively will require it to continue to improve its operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees. If the Company's management becomes unable to manage growth effectively, the Company's business, operating results and financial condition could be adversely affected.

     DEPENDENCE ON CONTINUED PERSONAL COMPUTER SALES

          The success of the Company is dependent upon the continuing use of PCs in the consumer market. A general decrease in unit sales of PCs could adversely affect the Company's future results of operations.

     HISTORY OF OPERATING LOSSES

          A variety of factors may cause period-to-period fluctuations in the Company's operating results, including integration of operations resulting from acquisitions of companies, products or technologies, revenues and expenses related to the introduction of new products or new versions of existing products, changes in selling prices, delays in purchases in anticipation of upgrades to existing products, currency fluctuations, dealer and distributor order patterns, general economic trends or a slowdown of PC sales and seasonality of customer buying patterns. Historical operating results of the Company and its predecessors cannot be relied upon as indicative of the future performance of the Company. On an historical basis, the Company incurred net losses of $4,983,000 for the year ended June 30, 1992, $57,250,000 for the year ended June 30, 1993 and $73,258,000 for the transition period from July 4, 1993 to January 1, 1994. The Company had net income of $21,145,000 for the year ended December 31, 1994 and $17,973,000 for the six months ended June 30, 1995. There can be no assurance that the Company will continue to be profitable in the future.

     LIQUIDITY AND CAPITAL RESOURCES

          The expansion of the Company's current business involves significant financial risk and capital investment. There is no assurance that financing will be available in the future to meet the needs of the Company for additional investment capital.

     VOLATILITY OF STOCK PRICE AND DEPTH OF TRADING MARKET

          The Common Stock trades on the Nasdaq National Market. The market price of the Common Stock, like the shares of many other high technology companies, has been and may continue to be volatile. Recently, the stock market in general and the shares of PC software companies in particular have experienced significant price fluctuations. These broad market and industry fluctuations may adversely affect the market price of the Common Stock. Factors such as quarterly fluctuations in results of operations, the announcement of technological innovations, the introduction of new products by the Company or its competitors and general conditions in the computer hardware and software industries may have a significant impact on the market price of the Common Stock.

     LEGAL PROCEEDINGS

          The Company is a party to various actions and proceedings incident to its normal business operations. The Company believes that the outcome of such litigation will not have a material adverse effect on its business, financial condition or results of operations.

                               USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.


                           THE SELLING STOCKHOLDERS

          The Selling Stockholders beneficially own an aggregate of 1,440,163 shares of Common Stock, all of which are offered hereby. The Shares offered hereby by the Selling Stockholders represent approximately 5.76% of the outstanding Common Stock as of September 15, 1995. The Future Vision Selling Stockholders and the Company are parties to various separate but related agreements, including a Stock Purchase Agreement dated as of July 17, 1995 and letter agreements dated July 18, 1995, pursuant to which the Future Vision Selling Stockholders acquired an aggregate of 1,134,983 shares of Common Stock, all of which are offered hereby. Certain shares acquired by the Future Vision Selling Stockholders are subject to an Escrow Agreement dated August 31, 1995 (the "Escrow Agreement"). The Ancier Selling Stockholder and the Company are parties to a Merger Agreement dated as of August 31, 1995, pursuant to which the Ancier Selling Stockholder acquired 102,000 shares of Common Stock, all of which are offered hereby. The tewi Selling Stockholder and the Company are parties to various separate but related agreements, including without limitation a Share Purchase Agreement and a Stock Restriction and Repurchase Agreement, each dated July 21, 1995, pursuant to which the tewi Selling Stockholder acquired an aggregate of 99,045 shares of Common Stock, all of which are offered hereby. The remaining Selling Stockholder, Diane M. Heppting (the "Aris Selling Stockholder"), acquired, pursuant to a Stock Purchase Agreement dated as of June 15, 1994, 231,411 shares of Common Stock in connection with the Company's acquisition of Aris Multimedia Entertainment, Inc. ("Aris") on such date; 104,135 of such shares are being offered hereby.

          The following table sets forth certain information regarding the ownership by the Selling Stockholders of Common Stock at September 15, 1995, and as adjusted for the sale of the Shares offered hereby. At September 15, 1995, there were 25,013,515 shares of Common Stock issued and outstanding.

                     Beneficial Ownership   Shares Being   Beneficial Ownership
                     Prior to Offering(1)  Offered Hereby    After Offering(1)
                     ____________________  ______________  ____________________
                       Shares   Percent                      Shares    Percent

NAMES OF FUTURE
VISION SELLING
STOCKHOLDERS
_____________________
Flextech Holdings
Pte Ltd.(2) . . . .    504,847   2.02%    504,847              0         0

Harry Fox(3)  . . .    302,824   1.21     302,824              0         0

Joseph Abrams(4)  .     23,024    *        23,024              0         0

Sol Rosenberg(5)  .    137,496    *       137,496              0         0

Matthew Barlow(6) .      6,858    *         6,858              0         0

Samuel Zemsky(7)  .     12,360    *        12,360              0         0

K.H. Trustees
Ltd.(8) . . . . . .     29,454    *        29,454              0         0

Seth Altholz(9) . .     56,485    *        56,485              0         0

Shelly Abrahami(10)     37,661    *        37,661              0         0

Joseph Au Sai Chuen     17,419    *        17,419              0         0

Barry Charles . . .      6,555              6,555              0         0

NAME OF ANCIER
SELLING STOCKHOLDER
___________________

Leland J. Ancier(11)   102,000    *       102,000              0        0

NAME OF TEWI
SELLING STOCKHOLDER
___________________

Helmut Kunkel(12) .     99,045    *        99,045              0        0

NAME OF ARIS
SELLING STOCKHOLDER
___________________

Diane M. Heppting(13)  104,135    *       104,135              0         0

     _________
     *   Less than 1%.

     (1) Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power, except to the extent authority is shared by spouses under applicable law.

     (2) Pursuant to the Escrow Agreement, 67,511 of such Shares are currently held in escrow by The First National Bank of Boston, as escrow agent (the "Escrow Agent").

     (3) Pursuant to the Escrow Agreement, 38,960 of such Shares are currently held in escrow by the Escrow Agent. Mr. Fox has entered into an employment agreement with the Company, effective as of August 31, 1995, under which he is employed by the Company until August 31, 1998, unless earlier terminated in accordance with his employment agreement. Until the Company's acquisition of Future Vision, Mr. Fox was one of Future Vision's principals, a director and its President.

     (4) Pursuant to the Escrow Agreement, 3,078 of such Shares are currently held in escrow by the Escrow Agent. Mr. Abrams was a consultant to Future Vision.

     (5) Pursuant to the Escrow Agreement, 16,852 of such Shares are currently held in escrow by the Escrow Agent. Mr. Rosenberg is currently an employee of the Company. He is also currently employed by Future Vision and until the Company's acquisition of Future Vision, Mr. Rosenberg was an officer and one of its principals.

     (6) Pursuant to the Escrow Agreement, 917 of such Shares are currently held in escrow by the Escrow Agent.

     (7) Pursuant to the Escrow Agreement, 1,653 of such Shares are currently held in escrow by the Escrow Agent. Mr. Zemsky was the Chief Financial Officer of Future Vision.

     (8) Pursuant to the Escrow Agreement, 3,938 of such Shares are currently held in escrow by the Escrow Agent. K.H. Trustees Ltd. ("KHT") is an Israeli limited liability company which holds shares of Common Stock in trust for an employee and a consultant of SuperStudio Ltd. ("SuperStudio") and other as yet undetermined employees of SuperStudio. SuperStudio is a developer of multimedia products incorporated and located in Israel and is an indirect, wholly owned subsidiary of SoftKey. SuperStudio was acquired by Future Vision in July 1995, prior to the acquisition of Future Vision by SoftKey. Mr. Altholz and Ms. Abrahami, each a Selling Stockholder, share the power to instruct KHT with respect to the voting and investment of the Shares held by KHT. Additionally, Mr. Altholz and Ms. Abrahami share the power to instruct KHT to distribute to them the Shares held by KHT for the benefit of as yet undetermined employees of SuperStudio.

     (9)    Pursuant to the Escrow Agreement, 7,553 of such Shares are
            currently held in escrow by the Escrow Agent.   Such Shares
            do not include approximately 15,499 Shares (of which approximately 2,072 Shares are currently held in escrow by the Escrow Agent) held by KHT for the benefit of as yet unidentified employees of SuperStudio as to which Mr. Altholz and Ms. Abrahami share the power to have such Shares distributed to them. Mr. Altholz is currently an officer and director of SuperStudio.

     (10) Pursuant to the Escrow Agreement, 5,036 of such Shares are currently held in escrow by the Escrow Agent. Such shares do not include approximately 15,499 Shares (of which approximately 2,072 Shares are currently held in escrow by the Escrow Agent) held by KHT for the benefit of as yet unidentified employees of SuperStudio as to which Ms. Abrahami and Mr. Altholz share the power to have such Shares distributed to them. Ms. Abrahami is currently an officer and director of SuperStudio.

     (11) Leland J. Ancier was the founder and sole stockholder of Ancier, a company which had licensed a significant portion of its assets to the Company, until Ancier was acquired by the Company on August 31, 1995.

     (12) Helmut Kunkel has entered into an employment agreement with tewi, effective as of July 1, 1995, under which he is employed in the capacity of General Manager of tewi until July 31, 1998, unless earlier terminated in accordance with his employment agreement.

     (13) Until the Company's acquisition of Aris, Ms. Heppting was one of Aris' principals. Thereafter, she was employed in the capacity of a Publisher of the Company until May 31, 1995.

                             PLAN OF DISTRIBUTION

          Shares of Common Stock registered for sale hereby may be offered and sold by the Selling Stockholders from time to time in transactions on the Nasdaq National Market, in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Without limiting the foregoing, the Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Stockholders, and any agents or broker-dealers that participate in the distribution of such Shares pursuant to this Prospectus, may be deemed "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on their resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

          Sales of Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably. The Selling Stockholders are acting independently of the Company in making decisions with respect to the timing, manner and size of each sale.

          In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or any exemption from the registration or qualification process is available and complied with. The Selling Stockholders have advised the Company that they have made no arrangements with any brokerage firm or otherwise regarding the sale of their Shares.

                                LEGAL MATTERS

          The validity of the Common Stock offered hereby will be passed upon for the Company by Neal S. Winneg, General Counsel of the Company. Mr. Winneg owns options to purchase an aggregate of 69,375 shares of Common Stock, which are or become exercisable in periodic installments through June 1998.

                                    EXPERTS

          The consolidated financial statements and related schedule of the Company as of and for the year ended December 31, 1994, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Coopers & Lybrand L.L.P., independent public accountants, as set forth in their report therein dated March 3, 1995 and incorporated herein by reference in reliance on such report, given on the authority of that firm as experts in accounting and auditing. The consolidated financial statements and related schedules of the Company as of December 31, 1993 and June 30, 1993 and for the six month transition period from July 4, 1993 to January 1, 1994 and for each of the two years in the period ended June 30, 1993, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report therein dated January 16, 1995 and incorporated herein by reference. In its report, Arthur Andersen LLP states that with respect to the consolidated financial statements and related schedules of WordStar as of June 30, 1993 and for each of the two years in the period ended June 30, 1993, Spinnaker as of June 30, 1993 and for the year then ended and Spinnaker as of June 30, 1992 and for the year then ended, its opinion is based on the reports of other independent accountants, namely KPMG Peat Marwick LLP, Price Waterhouse LLP and Deloitte & Touche LLP, respectively. The consolidated financial statements and related schedules of the Company have been included therein in reliance upon such reports given upon the authority of those firms as experts in accounting and auditing. The report of Price Waterhouse LLP on the consolidated financial statements of Spinnaker as of June 30, 1993 and for the year then ended contains an explanatory paragraph relating to Spinnaker's ability to continue as a going concern as described in Note 12 of the consolidated financial statements of Spinnaker (not included herein). The report of Deloitte & Touche LLP on the consolidated financial statements of Spinnaker for the year ended June 30, 1992 expresses an unqualified opinion and includes an explanatory paragraph referring to an uncertainty in connection with an arbitration proceeding referred to in Note 12 of the consolidated financial statements of Spinnaker (not included herein).

_____________________________________________________________________________



          No dealer, salesman or
     any other person has been
     authorized to give any
     information or to make any
     representation not contained
     in this Prospectus, and, if
     given or made, such
     information or representation
     must not be relied upon as
     having been authorized by the
     Company or any Selling
     Stockholder.  This Prospectus
     does not constitute an offer
     to sell or a solicitation of
     an offer to buy any of the
     securities offered hereby in
     any jurisdiction to any person
     to whom it is unlawful to make
     such offer in such
     jurisdiction.  Neither the
     delivery of this Prospectus
     nor any sale made hereunder
     shall, under any
     circumstances, create any
     implication that the
     information herein is correct
     as of any time subsequent to
     the date hereof or that there
     has been no change in the
     affairs of the Company since
     such date.

              ____________

            TABLE OF CONTENTS
                               Page
     Available Information .      2
     Documents Incorporated by
     Reference . . . . . . .      2

     The Company . . . . . .      3
     Risk Factors  . . . . .      3
     Use of Proceeds . . . . .    6
     The Selling Stockholders     7

     Plan of Distribution  . .    9
     Legal Matters . . . . . .    9

     Experts . . . . . . . . .    9


   ___________________________________


            1,440,163 SHARES

                 [LOGO]

              COMMON STOCK

          ____________________

               PROSPECTUS
          ____________________

                  , 1995




                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


          The expenses in connection with the distribution of the securities being registered (all of which (other than selling commissions) will be borne by the Company and not the Selling Stockholders), are estimated as follows:

Securities and Exchange Commission Registration Fee . . . . $22,565.86
Legal Fees and Expenses . . . . . . . . . . . . . . . . . .  30,000
Accounting Fees and Expenses  . . . . . . . . . . . . . . .  30,000
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  10,000
                                                             _________
          Total  . . . . . . . . . . . . . . . . . . . . .  $92,565.86

     ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damage for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 8 of the Company's Restated Certificate of
     Incorporation, as amended, provides for elimination of directors' personal liability and indemnification as follows:

          "8. LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS

          8.1 ELIMINATION OF CERTAIN LIABILITIES OF DIRECTORS. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Section to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          8.2       INDEMNIFICATION AND INSURANCE

               8.2.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to its fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               8.2.2 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate, Bylaw, agreement, vote of stockholders, or disinterested directors or otherwise.

               8.2.3. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law."

          SoftKey has purchased directors' and officers' liability insurance which would indemnify the directors and officers of SoftKey against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     ITEM 16.  EXHIBITS

          Exhibit No.    Description

          2.1 Share Purchase Agreement dated July 21, 1995 by and among the Company, Ziff-Davis Verlag GmbH and Helmut Kunkel(1)

          2.2 Earn-Out Agreement dated July 21, 1995 by and between the Company and Kunkel(1)

          2.3 Stock Purchase Agreement by and among the Company, Flextech Holdings Pte Ltd, Harry Fox, Joseph Abrams, Sol Rosenberg, Mathew Barlow, Samuel Zemsky, K. H. Trustees Ltd., Seth Altholz and Shelly Abrahami dated July 17, 1995(2)

          5.1 Opinion of Neal S. Winneg regarding legality of securities being registered

          23.1           Written consent of Coopers & Lybrand L.L.P.

          23.2           Written consent of Arthur Andersen LLP

          23.3           Written consent of KPMG Peat Marwick LLP

          23.4           Written consent of Deloitte & Touche LLP

          23.5           Written consent of Price Waterhouse LLP

          23.6 Written consent of Neal S. Winneg (contained in the opinion filed as Exhibit 5.1)

          24.1 Power of Attorney (included on the signature page of this Registration Statement)
     _________________

     1 Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K dated July 21, 1995.

     2 Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 1995.

     ITEM 17.  UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts on September 29, 1995.

                                        SOFTKEY INTERNATIONAL INC.

                                        By: /s/ Michael J. Perik
                                        ______________________________
                                        Michael J. Perik
                                        Chairman of the Board and
                                         Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Neal S. Winneg and
     R. Scott Murray and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with exhibits thereto, and other documents in connection therewith.

      Signature             Title                  Date

      /s/ Michael J. Perik  Chairman of the        September 29, 1995
     _____________________  Board and
      Michael J. Perik      Chief Executive
                            Officer
                            (principal executive
                            officer)

      /s/ R. Scott Murray   Chief Financial        September 29, 1995
     _____________________  Officer
      R. Scott Murray       (principal financial
                            and accounting
                            officer)


      /s/ Kevin O'Leary     President and          September 29, 1995
      ___________________   Director
      Kevin O'Leary

      /s/ Michael Bell      Director               September 29, 1995
      ___________________
      Michael Bell

      /s/ Robert Rubinoff   Director               September 29, 1995
      ___________________
      Robert Rubinoff

      /s/ Scott M. Sperling Director               September 29, 1995
      ___________________
      Scott M. Sperling

_____________________________________________________________________________

     EXHIBIT INDEX

          Exhibit No.    Description

          2.1 Share Purchase Agreement dated July 21, 1995 by and among the Company, Ziff-Davis Verlag GmbH and Helmut Kunkel(1)

          2.2 Earn-Out Agreement dated July 21, 1995 by and between the Company and Kunkel(1)

          2.3 Stock Purchase Agreement by and among the Company, Flextech Holdings Pte Ltd, Harry Fox, Joseph Abrams, Sol Rosenberg, Mathew Barlow, Samuel Zemsky, K. H. Trustees Ltd., Seth Altholz and Shelly Abrahami dated July 17, 1995(2)

          5.1 Opinion of Neal S. Winneg regarding legality of securities being registered

          23.1           Written consent of Coopers & Lybrand L.L.P.

          23.2           Written consent of Arthur Andersen LLP

          23.3           Written consent of KPMG Peat Marwick LLP

          23.4           Written consent of Deloitte & Touche LLP

          23.5           Written consent of Price Waterhouse LLP

          23.6 Written consent of Neal S. Winneg (contained in the opinion filed as Exhibit 5.1)

          24.1 Power of Attorney (included on the signature page of this Registration Statement)
     _________________

     1 Incorporated by reference to exhibits filed with the Company's Current Report on Form 8-K dated July 21, 1995.

     2 Incorporated by reference to exhibits filed with the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 1995.

_____________________________________________________________________________


                                                  Exhibit 5.1

                                        September 29, 1995

          SoftKey International Inc.
          One Athenaeum Street
          Cambridge, Massachusetts  02142

                         Re:  Public Offering of up to 1,440,163
                              Shares of the Common Stock of
                              SoftKey International Inc.

          Ladies and Gentlemen:

                    I am Vice President and General Counsel of
          SoftKey International Inc., a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"). The Registration Statement relates to the registration by the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the sale by certain selling stockholders of the Company (the "Selling Stockholders") of 1,440,163 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock").

                    In this connection and as General Counsel for the Company, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement (together with the form of preliminary prospectus forming a part thereof); the Restated Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended, each as in effect on the date hereof; certain resolutions adopted by the Board of Directors of the Company relating to the preparation and filing of the Registration Statement, the original issuance and sale of the Shares and certain related matters; a form of specimen certificate for the Common Stock; certain agreements, certificates of public officials, certificates of officers or representatives for the Company or others; and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

                    I am admitted to the Bar of the Commonwealth of Massachusetts and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the Commonwealth of Massachusetts.

                    Based upon and subject to the foregoing, I am of the opinion that:

                    1. The Company has been duly organized and is validly existing as a corporation in good standing with the Secretary of State under the laws of the State of Delaware.

                    2. Assuming the conformity of the certificates representing the Shares to the form of the specimen certificate for the Common Stock examined by me and the due execution and delivery of such certificates, the Selling Stockholder Shares have been duly authorized for issuance, were validly issued and are fully paid and nonassessable.

                    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                    This opinion is furnished by me, as counsel to the Company, in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without my express written permission.

                                        Very truly yours,

                                        Neal S. Winneg
                                        General Counsel


_____________________________________________________________________________

                                                          EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of SoftKey International Inc. on Form S-3 of our report dated March 3, 1995 on our audit of the consolidated financial statements and financial statement schedule of SoftKey International Inc. as of December 31, 1994 and for the year then ended, which report is included in the 1994 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ COOPERS & LYBRAND L.L.P.

     Boston, Massachusetts
     September 26, 1995

_____________________________________________________________________________

                                                          EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1995 included in SoftKey International Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.

                                             /s/ ARTHUR ANDERSON  LLP

     Boston, Massachusetts
     September 26, 1995

_____________________________________________________________________________

                                                          EXHIBIT 23.3

                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated September 13, 1993, relating to the consolidated balance sheet of WordStar International Incorporated and subsidiaries as of June 30, 1993, and their related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two-year period ended June 30, 1993, and the related schedule, incorporated by reference in this registration statement on Form S-3 and to the reference to our firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG PEAT MARWICK LLP

     San Francisco, California
     September 26, 1995

_____________________________________________________________________________

                                                          EXHIBIT 23.4

                       INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of SoftKey International Inc. on Form S-3 of the report of Deloitte & Touche dated September 30, 1992 (except for Note 12, for which the date is October 12, 1992) (which report expresses an unqualified opinion and includes an explanatory paragraph referring to an uncertainty in connection with an arbitration proceeding) relating to the financial statements of Spinnaker Software Corporation (not presented separately herein) and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

     /s/ DELOITTE & TOUCHE LLP

     Boston, Massachusetts
     September 26, 1995

_____________________________________________________________________________

                                                          EXHIBIT 23.5

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated September 28, 1993, except as to
     Note 12 which is as of December 3, 1993, relating to the consolidated financial statements of Spinnaker Software Corporation, appearing on page 27 of SoftKey International Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

     /s/ PRICE WATERHOUSE LLP

     Boston, Massachusetts
     September 26, 1995